[The following Free Writing Prospectus is identical to the Free Writing Prospectus filed on May 18, 2006, and this filing is for the sole purpose of filing under the correct commission file number.]

[insertlogo]	Term Sheet Structured Asset Mortgage Investments II Inc. Mortgage Pass-Through Certificates, Series 2006-1

New Issue Marketing Materials

$ 282,004,816 (Approximately)

Mortgage Pass-Through Certificates, Series 2006-1

Subgroup I, Subgroup II and Subgroup III

Prime Mortgage Trust 2006-1
Issuing Entity

EMC Mortgage Corporation
Sponsor and Seller

Wells Fargo Bank, National Association
Master Servicer

May 17, 2006

This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The Issuing Entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the Issuing Entity or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Transaction Summary

Class	Pass-Through Rate	Initial Certificate Principal Balance(1)	Initial Rating(2)	Designations
Offered Certificates
I-A-1(3)	5.50%(4)	$[100,377,147]	AAA or Aaa	Senior/Fixed Rate
II-A-1(3)	6.25%(4)	$[3,000,000]	AAA or Aaa	Senior/Fixed Rate
II-A-2(3)	Variable(4)(5)	$[15,320,954]	AAA or Aaa	Senior/ Floating Rate
II-A-3(3)	Variable(4)(5)	Notional(6)	AAA or Aaa	Senior/Inverse Floating Rate
II-A-4(3)	6.00%(4)	$[19,597,000]	AAA or Aaa	Senior/PAC/Fixed Rate
II-A-5(3)	6.00%(4)	$[25,340,000]	AAA or Aaa	Senior/PAC/Fixed Rate
II-A-6(3)	6.00%(4)	$[1,879,000]	AAA or Aaa	Senior/PAC/Fixed Rate
II-A-7(3)	6.00%(4)	$[28,288,770]	AAA or Aaa	Senior/PAC/Accretion Directed/Fixed Rate
II-A-8(3)	6.00%(4)	$[1,500,000]	AAA or Aaa	Senior/Accrual/Fixed Rate
II-A-9(3)	6.25%(4)	$[10,547,302]	AAA or Aaa	Senior/NAS/Fixed Rate
III-A-1(3)	Variable(4)(5)	$[64,399,822]	AAA or Aaa	Senior/Floating Rate
III-A-2(3)	Variable(4)(5)	Notional(6)	AAA or Aaa	Senior/Inverse Floating Rate
X	Variable(7)	Notional(8)	AAA or Aaa	Senior/Interest Only/ Variable Rate
PO	0.00%	$[583,475]	AAA or Aaa	Senior/Principal Only
B-1	Variable(9)	$[5,299,277]	AA or Aa2	Subordinate/Fixed Rate
B-2	Variable(9)	$[3,723,781]	A or A2	Subordinate/Fixed Rate
B-3	Variable(9)	$[2,148,335]	BBB or Baa2	Subordinate/Fixed Rate
Non-Offered Certificates(10)
B-4	Variable(9)	$[2,148,335]		Subordinate/Fixed Rate
B-5	Variable(9)	$[1,289,001]		Subordinate/Fixed Rate
B-6	Variable(9)	$[1,002,556]		Subordinate/Fixed Rate
(1)	The initial certificate principal balances are approximate and subject to a +/- 10% variance based upon the final pool as of the cut-off date and additional rating agency analysis.
(2)
It is a condition to the issuance of the offered certificates that they be rated by at least two of the rating agencies. The rating agencies will include Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Fitch Ratings (“Fitch”) and/or Moody’s Investors Service, Inc. (“Moody’s”)

(3)
The Class I-A, Class II-A and Class III-A Certificates represent aggregate structuring bonds that may be divided or combined prior to closing to form one or more additional classes of senior certificates.

(4)
Although the weighted average pass-through rate on the Class I-A, Class II-A and Class III-A Certificates will equal 5.50%, 6.25% and Class 7.50%, respectively, any particular class of I-A, Class II-A and Class III-A Certificates may have a higher or lower pass-through rate and such pass-through rate may be fixed or floating based on an index.

(5)

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class II-A-2	[5.43]%	7.50%/0.35%	One-Month LIBOR + 0.35%
Class II-A-3	[2.07]%	7.15%/0.00%	7.15% - One-Month LIBOR
Class III-A-1	[5.43]%	7.50%/0.35%	One-Month LIBOR + 0.35%
Class III-A-2	[2.07]%	7.15%/0.00%	7.15% - One-Month LIBOR

(6)
The Notional Amount of the Class II-A-3 Certificates equals the Certificate Principal Balance of the Class II-A-2 Certificates and the Notional Amount of the Class III-A-2 Certificates equals the Certificate Principal Balance of the Class III-A-1 Certificates.

(7)
The pass-through rate for the Class X Certificates is equal to the weighted average of the excess of (a) the net mortgage rate on each mortgage loan with a net mortgage rate greater than 7.50% per annum, over (b) 7.50% per annum.

(8)
The Class X Certificates will not have a Certificate Principal Balance and will not be entitled to distributions of principal. The Class X Certificates will accrue interest on their notional amount, which will be equal to the aggregate stated principal balance of the mortgage loans in subgroup III that have net mortgage rates greater than 7.50% per annum.

(9)
The pass-through rate for the Class B Certificates is equal to a variable pass-through rate equal to the weighted average of 5.50%, 6.25%, and 7.50% per annum, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in subgroup I, subgroup II and subgroup III, respectively (other than the portion of the mortgage loans attributable to the Class PO Certificates), the aggregate certificate principal balance of the related class or classes of senior certificates, other than the Class PO Certificates.

(10)	The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

The Structure

Senior/subordinate shifting interest structure.

The Certificates:

The trust will issue certificates consisting of senior certificates designated as the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class III-A-1, Class III-A-2, Class X and Class PO Certificates, collectively, (the “Senior Certificates”) and the Class B-1, Class B-2 and Class B-3 Certificates, collectively, (the “Offered Subordinate Certificates”, and together with the Senior Certificates, the “Offered Certificates”). The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates which are not offered hereby.

Summary of Terms

Depositor:	Structured Asset Mortgage Investments II Inc.
Sponsor and Seller:	EMC Mortgage Corporation.
Sole Manager:	Bear, Stearns & Co. Inc.
Trustee:	U.S. Bank National Association.
Cut-off Date:	May 1, 2006.
Closing Date:	May 31, 2006.
Distribution Date:	25th day of each month (or the next business day), commencing in June 2006.

Discount Mortgage Rate:	The Discount Mortgage Rate will be 5.50% per annum.
Distribution Allocation:
For the purpose of allocating distributions among the senior certificates, the Mortgage Loans have been divided into three separate collateral allocation groups (“Subgroup I”, “Subgroup II” and ”, “Subgroup III”, respectively, and each, a “Subgroup”).

Subgroup I Certificates:
Subgroup I consists of (x) all of the Mortgage Loans with a net mortgage rate less than 5.50%, and (y) the Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.25%.

Subgroup II Certificates:
Subgroup II consists of (x) Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.25%, and (y) the Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.25% and less than 7.50%.

Subgroup III Certificates:
Subgroup III consists of (x) all of the Mortgage Loans with a net mortgage rate more than 5.50%, and (y) the Applicable Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.25% and less than 7.50%.

The applicable fraction (the “Applicable Fraction”) of each Mortgage Loan that is allocated to a Subgroup is as follows:

Net Mortgage Rate of the Mortgage Loan	Subgroup I	Subgroup II	Subgroup III
less than 5.50%...........	100%	0.00%	0.00%
greater than or equal 5.50% and less than 6.25%..................	(6.25% - Net Mortgage Rate)/0.75%	(Net Mortgage Rate-5.50%)/0.75%	0.00%
greater than or equal 6.25% and less than 7.50%...................	0.00%	(7.50% - Net Mortgage Rate)/1.25%	(Net Mortgage Rate - 6.25%)/1.25%
more than 7.50%.........	0.00%	0.00%	100%

Pass Through Rates:	The pass-through rates for each class of Certificates is shown in the Transaction Summary above.

Interest Payments:
On each Distribution Date holders of the Certificates will be entitled to receive the interest that has accrued on the Certificates at the related Pass-Through Rate during the related Accrual Period. Interest will be distributed in the manner and priority set forth under “Description of the Certificates-Distribution on the Certificates” in the Term Sheet Supplement.

The “Accrual Period” for the Certificates will be the calendar month immediately preceding the calendar month in which a Distribution Date occurs.

The Class PO Certificates will not be entitled to distributions of interest.

The Class II-A-8 Certificates are Accrual Certificates and the Class II-A-7 Certificates are Accretion Directed Certificates.  Interest will accrue on the Class II-A-8 Certificates during each interest accrual period at a per annum rate of 6.00%.  However, this interest will not be distributed on the Class II-A-8 Certificates until the Accrual Termination Date, which is the earlier of:

•  the date on which the Certificate Principal Balance of each class of subordinated certificates is reduced to zero; and
•  the Distribution Date on which the aggregate Certificate Principal Balance of the Class II-A-7 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Certificate Principal Balance of the Class II-A-8 Certificates on the related Distribution Date.

Accrual Distribution Amount:
On each Distribution Date up to and including the Accrual Termination Date, the amount of the Accrual Distribution Amount (as defined in the Term Sheet Supplement) will be distributed as principal to the Class II-A-7 and Class II-A-8 Certificates in the following priorities:

1.  to the Class II-A-7 Certificates until Certificate Principal Balance thereof is reduced to the Class II-A-7 Schedule; and

2.  to the Class II-A-8 Certificates until Certificate Principal Balance thereof is reduced to zero.

Priority of Principal Payments:
The senior certificates will be paid the Senior Principal Distribution Amount, for the related Subgroup on the 25th day of each month from Available Funds for the related subgroup in accordance with clause (A)(fourth) under “Description of the Certificates-Distributions on the Certificates Distributions on the Senior Certificates in a Shifting Interest Transaction” in the Term Sheet Supplement.  The Senior Principal Distribution Amount with respect to Subgroup I will be distributed in to the Class I-A-1 Certificates.  The Senior Principal Distribution Amount with respect to Subgroup III will be distributed in to the Class III-A-1 Certificates.  The Senior Principal Distribution Amount with respect to subgroup II  will be distributed in the following manner and priority:

(1)  to Class II-A-9 Certificates, the Priority Amount for such Distribution Date, pro rata, in reduction of the Certificate Principal Amounts thereof, until the Certificate Principal Amounts thereof have reduced to zero;

(2)  any remaining amount will be distributed concurrently as follows:

(a)  [16.6666664853609]% to the Class II-A-2 Certificates, until its Class Certificate Balance is reduced to zero; and

(b)  [83.3333335146391]% sequentially in the following order of priority:

(i)  sequentially to the Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, in that order, until aggregate Class Certificate Balance of the Class II-A-4, Class II-A-5 and Class II-A-6 Certificates is reduced to the Aggregate Schedule;

(ii)  to the Class II-A-7 Certificates until Certificate Principal Balance thereof is reduced to the Class II-A-7 Schedule;

(iii)  to the Class II-A-8 Certificates until Certificate Principal Balance thereof is reduced to zero;

(iv)  to the Class II-A-7 Certificates, without regard to the Class II-A-7 Schedule,  until Certificate Principal Balance thereof is reduced to zero;

(v)  sequentially to the Class II-A-4, Class II-A-5 and Class II-A-6 Certificates, in that order, without regard to the Aggregate Schedule, until aggregate Class Certificate Balance of the Class II-A-4, Class II-A-5 and Class II-A-6 Certificates is reduced to zero;

(3) to the Class II-A-1 until Certificate Principal Balance thereof is reduced to zero;

(4) to the Class II-A-9 Certificates, without regard to the Priority Amount, until the Certificate Principal Balance thereof is reduced to zero;
The Aggregate Schedule and the Class II-A-7 Schedule are set forth in Appendix A hereto.

After the payment of amounts required to be paid on the senior certificates, payment of interest and principal will be made sequentially to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order, so that each such Class receives (i) first, accrued and unpaid interest at the applicable Pass-Through Rate, and (ii) such Class’s allocable share of the Subordinate Optimal Principal Amount.

Priority Amount— For any distribution date the product of (i) the Shift Percentage and (ii) the sum of (x) the Scheduled Principal Payment Amount for such distribution date and (y) the Unscheduled Principal Payment Amount for such distribution date.

Scheduled Principal Payment Amount— For any distribution date and any Subgroup, an amount equal to the product of (x) the aggregate of the collections described in clause (1) of the definition of Principal Distribution Amount for the related Subgroup and that distribution date (without application of the related Senior Percentage) multiplied by (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class II-A-9 Certificates immediately prior to that distribution date and the denominator of which is the sum of the Non-PO Percentages of the Stated Principal Balances of the mortgage loans in Subgroup I, Subgroup II and Subgroup III of the first day of the related Due Period.

Shift Percentage— For any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

Unscheduled Principal Payment Amount— For any distribution date and any Subgroup, an amount equal to the product of (x) the aggregate of the collections described in clauses (2) through (5) of the definition of Principal Distribution Amount for the related Subgroup and that distribution date (without application of the related Senior Prepayment Percentage) multiplied by (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class II-A-9 Certificates immediately prior to that distribution date and the denominator of which is the sum of the Non-PO Percentages of the Stated Principal Balances of the mortgage loans in Subgroup I, Subgroup II and Subgroup III of the first day of the related Due Period.

Allocation of Losses:
Realized losses, other than excess fraud losses, excess bankruptcy losses, and excess special hazard losses, on the Mortgage Loans will be allocated sequentially to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 in that order, until the Certificate Principal Balance of each Subordinate Class has been reduced to zero. Thereafter, such realized losses will be allocated to the Senior Certificates (other than the Class X Certificates) on a pro rata basis. Excess fraud losses, excess bankruptcy losses, excess special hazard losses and any extraordinary losses will be allocated to all classes of certificates pro rata (other than the Class PO Certificates, which will bear a share of such excess loss equal to its percentage interest in the principal of the related mortgage loan).

Excess bankruptcy losses are realized losses in excess of the Bankruptcy Loss Amount. The Bankruptcy Loss Amount on each Distribution Date shall equal [$] subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous bankruptcy losses with respect to the Mortgage Loans.

Excess special hazard losses are realized losses in excess of the Special Hazard Loss Amount, which shall equal approximately [$]. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of special hazard losses that would have been previously allocated to the Class B Certificates in the absence of the Loss Allocation Limit and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Seller and approved by the related Rating Agencies, which amount shall not be less than [$], and (B) the greater of (x) ]%] (or if greater than [%], the highest percentage of Mortgage Loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all Mortgage Loans on the distribution date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the distribution date immediately preceding such anniversary.

Excess fraud losses are realized losses in excess of the Fraud Loss Amount. The Fraud Loss Amount as of any distribution date prior to the second anniversary of the Cut-Off Date, [%] of the aggregate principal balances of the Mortgage Loans and prior to the third anniversary of the Cut-Off Date, [%] of the aggregate principal balances of the Mortgage Loans. As of any distribution date from the third and through the fifth anniversary of the Cut-off Date, (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) [%] of the aggregate outstanding principal balance of all Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Class B Certificates in the absence of the Loss Allocation Limit since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

An Extraordinary Loss is a realized loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

No reduction of the Certificate Principal Balance of any class of Certificates (other than the Class X Certificates) shall be made on any distribution date on account of realized losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of such Certificates (other than the Class X Certificates) as of such distribution date to an amount less than the aggregate principal balance of the Mortgage Loans as of the related Due Date. This limitation is referred to herein as the Loss Allocation Limit.

Optional Termination:
At its option, the depositor or its designee may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Federal Tax Aspects:	The Trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Offered Certificates (other than the Class R Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan so long as certain conditions are met.

SMMEA Eligibility:	The Senior Certificates and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

APPENDIX A

Date	Aggregate Schedule	Class II-A-7 Schedule
25-May-06	46,816,000.00	28,288,770.99
25-Jun-06	46,624,300.52	28,072,426.23
25-Jul-06	46,413,119.47	27,828,947.49
25-Aug-06	46,182,542.16	27,558,645.32
25-Sep-06	45,932,666.34	27,261,889.62
25-Oct-06	45,663,602.16	26,939,109.28
25-Nov-06	45,375,472.09	26,590,791.60
25-Dec-06	45,068,410.84	26,217,481.54
25-Jan-07	44,742,565.28	25,819,780.82
25-Feb-07	44,398,094.34	25,398,346.82
25-Mar-07	44,035,168.90	24,953,891.35
25-Apr-07	43,653,971.63	24,487,179.23
25-May-07	43,254,696.89	23,999,026.71
25-Jun-07	42,837,550.55	23,490,299.71
25-Jul-07	42,402,749.81	22,961,911.96
25-Aug-07	41,950,523.08	22,414,822.94
25-Sep-07	41,481,109.70	21,850,035.65
25-Oct-07	40,996,339.29	21,270,789.76
25-Nov-07	40,496,439.69	20,678,023.30
25-Dec-07	39,981,672.02	20,072,742.32
25-Jan-08	39,452,883.79	19,456,769.90
25-Feb-08	38,911,527.12	18,832,723.41
25-Mar-08	38,358,985.53	18,203,060.24
25-Apr-08	37,797,508.58	17,571,333.32
25-May-08	37,229,026.90	16,940,545.01
25-Jun-08	36,655,775.67	16,313,996.74
25-Jul-08	36,081,492.42	15,696,853.13
25-Aug-08	35,507,427.16	15,090,764.57
25-Sep-08	34,933,967.06	14,496,173.80
25-Oct-08	34,362,562.80	13,914,908.04
25-Nov-08	33,794,953.32	13,349,090.72
25-Dec-08	33,231,115.04	12,798,426.18
25-Jan-09	32,671,023.64	12,262,622.72
25-Feb-09	32,114,655.01	11,741,393.72
25-Mar-09	31,561,985.14	11,234,457.57
25-Apr-09	31,012,990.22	10,741,537.54
25-May-09	30,467,646.56	10,262,361.75
25-Jun-09	29,925,930.66	9,796,663.04
25-Jul-09	29,387,819.15	9,344,178.94
25-Aug-09	28,853,288.82	8,904,651.56
25-Sep-09	28,322,316.61	8,477,827.49
25-Oct-09	27,794,879.61	8,063,457.80
25-Nov-09	27,270,955.06	7,661,297.87
25-Dec-09	26,750,520.35	7,271,107.40
25-Jan-10	26,233,553.01	6,892,650.29
25-Feb-10	25,720,030.74	6,525,694.57
25-Mar-10	25,209,931.35	6,170,012.35
25-Apr-10	24,703,232.83	5,825,379.74
25-May-10	24,199,913.28	5,491,576.79
25-Jun-10	23,699,950.98	5,168,387.42
25-Jul-10	23,201,077.53	4,856,454.43
25-Aug-10	22,700,321.00	4,556,739.61
25-Sep-10	22,198,011.95	4,268,989.77
25-Oct-10	21,699,080.46	3,991,156.97
25-Nov-10	21,203,504.85	3,723,039.34
25-Dec-10	20,711,263.59	3,464,438.59
25-Jan-11	20,222,335.27	3,215,159.91
25-Feb-11	19,736,698.65	2,975,012.01
25-Mar-11	19,254,332.60	2,743,806.94
25-Apr-11	18,775,216.15	2,521,360.13
25-May-11	18,299,328.44	2,307,490.27
25-Jun-11	17,855,689.70	2,142,661.04
25-Jul-11	17,415,173.74	1,985,734.29
25-Aug-11	16,977,760.20	1,836,539.85
25-Sep-11	16,543,428.81	1,694,910.59
25-Oct-11	16,112,159.47	1,560,682.42
25-Nov-11	15,683,932.17	1,433,694.19
25-Dec-11	15,258,727.07	1,313,787.64
25-Jan-12	14,836,524.43	1,200,807.39
25-Feb-12	14,417,304.67	1,094,600.83
25-Mar-12	14,001,048.31	995,018.15
25-Apr-12	13,587,736.00	901,912.22
25-May-12	13,177,348.55	815,138.57
25-Jun-12	12,779,327.80	746,907.82
25-Jul-12	12,384,145.55	684,505.92
25-Aug-12	11,991,783.07	627,798.36
25-Sep-12	11,602,221.78	576,653.08
25-Oct-12	11,215,443.20	530,940.45
25-Nov-12	10,831,429.00	490,533.23
25-Dec-12	10,450,160.95	455,306.50
25-Jan-13	10,071,620.94	425,137.68
25-Feb-13	9,699,666.97	396,030.43
25-Mar-13	9,335,696.96	366,450.87
25-Apr-13	8,979,556.43	336,419.79
25-May-13	8,631,093.76	305,957.39
25-Jun-13	8,333,275.55	272,093.18
25-Jul-13	8,042,015.23	237,954.95
25-Aug-13	7,757,180.98	203,558.65
25-Sep-13	7,478,643.50	168,919.73
25-Oct-13	7,206,275.99	134,053.11
25-Nov-13	6,939,954.05	98,973.25
25-Dec-13	6,679,555.70	63,694.14
25-Jan-14	6,424,961.28	28,229.29
25-Feb-14	6,176,053.45	0

Contact Information

Contacts

MBS Trading

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

Doug Lucas	Tel: (212) 272-5451
Sr. Managing Director	lucas@bear.com

MBS Structuring

Perry Rahbar	Tel: (212) 272-5451
Associate Director	prahbar@bear.com

Jesse Elhai	Tel: (212) 272-5451
Associate Director	jelhai@bear.com

MBS Banking

Christopher McGovern	Tel: (212) 272-9529
Associate Director	cmcgovern@bear.com

Greg Gwyn-Williams	Tel: (212) 272-5221
ggwynwil@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4771
Senior Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	award@bear.com

Rating Agencies

Scott Mason - S&P	Tel: (212) 438-2539
Scott_mason@sandp.com

Wioletta Frankowicz - Moody’s	Tel: (212) 553-1019
Wioletta.Frankowicz@moodys.com